Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports Record Second Quarter Revenue

•	AMD revenue $1.65 billion, 5 percent sequential increase and 40 percent increase year-over-year

•	Net loss $43 million, net loss per share $0.06, operating income $125 million

•	Non-GAAP[1,2] net income $83 million, EPS $0.11, operating income $138 million

•	Gross margin 45 percent

SUNNYVALE, Calif. – July 15, 2010 – AMD (NYSE:AMD) today announced revenue for the second quarter of 2010 of $1.65 billion, a net loss of $43 million, or $0.06 per share, and operating income of $125 million. The company reported non-GAAP net income of $83 million, or $0.11 per share, and non-GAAP operating income of $138 million.

“Robust demand for our latest mobile platforms and solid execution drove record second quarter revenue and a healthy gross margin,” said Dirk Meyer, AMD President and CEO. “Our unmatched combination of microprocessor and graphics capabilities resulted in customers launching a record number of new mobile and desktop platforms. We added Sony as a microprocessor customer and continue to see our existing customers expand their AMD-based platform offerings.”

GAAP Financial Results
	Q2-10	Q1-10	Q2-09
Revenue	$1.65B	$1.57B	$1.18B
Operating Income (loss)	$125M	$182M	$(249)M
Net Income (loss) attributable to AMD common stockholders/ Earnings (loss) per share	$(43)M/$(0.06)	$257M/$0.35	$(330)M/$(0.49)

Non-GAAP Financial Results[1]
	Q2-10	Q1-10	Q2-09
Revenue	$1.65B	$1.57B	$1.18B
Operating Income (loss)	$138M	$130M	$(205)M
Net Income (loss) attributable to AMD common stockholders/ Earnings (loss) per share	$83M/$0.11	$63M/$0.09	$(244)M/$(0.37)

Quarterly Summary

•	Gross margin was 45 percent

•	Cash, cash equivalents and marketable securities balance at the end of the quarter was $1.90 billion, approximately flat from the first quarter.

o	During the quarter, AMD used $200 million to repurchase $206 million principal amount of our 6.00 percent Convertible Senior Notes due 2015.

•	Computing Solutions segment revenue increased 4 percent sequentially and 31 percent year-over-year. The increases were primarily driven by record notebook microprocessor and chipset unit shipments.

o	Operating income was $128 million, compared with $146 million in Q1-10 and an operating loss of $67 million in Q2-09.

o	Microprocessor average selling price (ASP) was flat sequentially and increased year-over-year.

o	AMD demonstrated the world’s first Fusion Accelerated Processing Units (APU), codenamed “Ontario” and “Llano”, at Computex. Fusion APUs combine the microprocessor and graphics processor unit (GPU) onto a single piece of silicon to deliver breakthroughs in visual computing, user interface and performance-per-watt while enabling new PC designs.

o	Sony joined the ranks of global PC companies offering AMD microprocessor-based solutions. Acer, Dell, HP, Lenovo, Sony, and Toshiba announced new notebooks featuring VISION Technology from AMD for the back-to-school and holiday buying periods. Global PC manufacturers have tripled the number of notebook offerings featuring VISION Technology in the last year.

o	AMD launched the world’s first server platform designed specifically for cloud and hyperscale data centers, featuring the industry’s lowest power-per-core x86 server processor. Acer, Dell, HP and Supermicro announced plans to adopt the Opteron™ 4000 Series for their product offerings.

o	AMD microprocessors power the highest-performing supercomputer in the world and three of the top four systems in the most recent TOP500 Supercomputers list. AMD is the only company with both microprocessor and GPU technology on the list.

•

Graphics segment revenue increased 8% sequentially and 87 percent year-over-year. The sequential increase was driven by record GPU unit shipments, partially offset by a decrease in ASP. The year-over-year increase was driven by an increase in GPU shipments and ASP.

o	Operating income was $33 million, compared with $47 million in Q1-10 and a loss of $17 million in Q2-09.

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o	In just three quarters, AMD has shipped more than 16 million Microsoft DirectX 11-capable GPUs. The ATI Radeon™ HD 5000 series remains the industry’s only complete top-to-bottom family of DirectX11-compatible graphics solutions.

o	Dell adopted the latest ATI FirePro™ professional graphics products in its highest-performing workstations designed for graphics-intensive professions.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects revenue to be up seasonally for the third quarter of 2010.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

Reconciliation of GAAP Net Income (Loss) Attributable to AMD Common Stockholders to Non-GAAP Net Income (Loss) 1,3

(Millions except per share amounts)	Q2-10		Q1-10		Q2-09
GAAP net income (loss) attributable to AMD common stockholders / Earnings (loss) per share	$(43)	$(0.06)	$257	$0.35	$(330)	$(0.49)
Net impact of GF/Foundry segment related items*	(120)	(0.16)	211	0.28	(177)	$(0.27)
Net (income) loss attributable to noncontrolling interest	—	—	—	—	25	$0.04
Class B preferred accretion	—	—	—	—	(20)	$(0.03)
Non-GAAP net income (loss) excluding GF/Foundry segment related items	77	0.11	46	0.06	(158)	(0.24)
Gross margin benefit from sales of inventory written down in Q4-08	—	—	—	—	98	$0.15
Amortization of acquired intangible assets	(17)	(0.02)	(17)	(0.02)	(17)	$(0.03)
Restructuring (charges) reversals	4	0.01	—	—	(1)	—
Gain on investment sale	7	0.01	—	—	—	—
Gain (loss) on debt redemption	0	—	—	—	6	$0.01
Non-GAAP net income (loss) / Earnings (loss) per share	$83	0.11	$63	0.09	$(244)	$(0.37)

*	Q2-10 consists of $120 million equity loss related to GF. Q1-10 consists of $69M gross margin benefit related to the deconsolidation of GF in Q1-10, a $325 million gain on the fair value assessment of our investment in GF, and $183 million equity loss related to GF. Q2-09 consists of the Foundry segment and Intersegment Eliminations loss.

Reconciliation of GAAP to Non-GAAP Operating Income (Loss) 1,3

(Millions)	Q2-10	Q1-10	Q2-09
GAAP operating income (loss)	$125	$182	$(249)
Gross margin benefit due to the deconsolidation of GF	—	69	—
Gross margin benefit from sales of inventory written down in Q4-08	—	—	98
Amortization of acquired intangible assets	(17)	(17)	(17)
Restructuring (charges) reversals	4	—	(1)
Operating income (loss) from Foundry segment and Intersegment Eliminations	—	—	(124)
Non-GAAP operating income (loss)	$138	$130	$(205)

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Reconciliation of GAAP to Non-GAAP Gross Margin [1,3]

(Millions, except percentages)	Q2-10	Q1-10	Q2-09
GAAP Gross Margin	$738	$741	$441
GAAP Gross Margin %	45%	47%	37%
Gross margin benefit due to the deconsolidation of GF	—	69	—
Gross margin benefit from sales of inventory written down in Q4-08	—	—	98
Gross margin from Foundry segment and Intersegment Eliminations	—	—	20

Non-GAAP Gross Margin	$738	$672	$323

Non-GAAP Gross Margin %	45%	43%	27%

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit AMD.

Cautionary Statement

This release contains forward-looking statements concerning AMD, its third quarter 2010 revenue and demand for the Company’s products, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; global business and economic conditions will not continue to improve or will worsen resulting in lower than currently expected revenue in the third quarter of 2010 and beyond; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix

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that it may have available at any particular time or a decline in demand; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended March 27, 2010.

AMD, the AMD Arrow logo, AMD Opteron and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1 In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures, including for non-GAAP net income (loss) excluding GF/Foundry segment related items, non-GAAP net income (loss), non-GAAP operating income (loss), non-GAAP earnings per share and non-GAAP gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare current and historical periods operating results and also because the Company believes it assists investors in comparing the Company’s performance across reporting period on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables.

2 Starting in the first quarter of 2010 the Company accounted for its investment in GLOBALFOUNDRIES (GF) under the equity method of accounting.

3 Refer to corresponding tables at the end of this press release for additional AMD data.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Six Months Ended
	Jun. 26, 2010	Mar. 27, 2010	Jun. 27, 2009	June 26, 2010	June 27, 2009
Net revenue	$1,653	$1,574	$1,184	$3,227	$2,361
Cost of sales	915	833	743	$1,748	1,409

Gross margin	738	741	441	1,479	952
Gross margin %	45%	47%	37%	46%	40%
Research and development	371	323	425	694	869
Marketing, general and administrative	229	219	247	448	534
Amortization of acquired intangible assets	17	17	17	34	35
Restructuring charges (reversal)	(4)	—	1	(4)	61

Operating income (loss)	125	182	(249)	307	(547)

Interest income	3	3	6	6	9
Interest expense	(55)	(49)	(108)	(104)	(205)
Other income (expense), net	(1)	304	6	303	100

Income (loss) before equity in net income (loss) of investee and income taxes	72	440	(345)	512	(643)
Provision (benefit) for income taxes	(5)	—	(10)	(5)	106
Equity in net income (loss) of investee	(120)	(183)	—	(303)	—

Net income (loss)	$(43)	$257	$(335)	$214	$(749)
Net (income) loss attributable to noncontrolling interest	—	—	25	—	31
Class B preferred accretion	—	—	(20)	—	(28)

Net income (loss) attributable to AMD common stockholders	$(43)	$257	$(330)	$214	$(746)

Net income (loss) attributable to AMD common stockholders per common share
Basic	$(0.06)	$0.36	$(0.49)	$0.30	$(1.15)
Diluted	$(0.06)	$0.35	$(0.49)	$0.29	$(1.15)

Shares used in per share calculation
Basic	709	707	667	708	647
Diluted	709	754	667	732	647

ADVANCED MICRO DEVICES, INC.

AMD NON-GAAP AND RECONCILIATIONS TO CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Millions except per share amounts and percentages)

	Quarter Ended
	June 26, 2010			March 27, 2010			June 27, 2009
	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	Foundry segment and Intersegment Eliminations (3)	AMD Non- GAAP
Net revenue	$1,653	$—	1,653	$1,574	$—	$1,574	$1,184	$—	$1,184
Cost of sales	915	—	915	833	(69)	902	743	(20)	763

Gross margin	738	—	738	741	69	672	441	20	421
Gross margin %	45%		45%	47%		43%	37%		36%
Research and development	371	—	371	323	—	323	425	119	306
Marketing, general and administrative	229	—	229	219	—	219	247	25	222
Amortization of acquired intangible assets	17	—	17	17	—	17	17	—	17
Restructuring charges (reversal)	(4)	—	(4)	—	—	—	1	—	1

Operating income (loss)	125	—	125	182	69	113	(249)	(124)	(125)
Interest income	3	—	3	3	—	3	6	3	3
Interest expense	(55)	—	(55)	(49)	—	(49)	(108)	(37)	(71)
Other income (expense), net	(1)	—	(1)	304	325	(21)	6	(10)	16

Income (loss) before equity in net income (loss) of investee and income taxes	72	—	72	440	394	46	(345)	(168)	(177)
Provision (benefit) for income taxes	(5)	—	(5)	—	—	—	(10)	9	(19)
Equity in net income (loss) of investee	(120)	(120)	—	(183)	(183)	—	—	—	—

Net income (loss)	$(43)	$(120)	77	$257	$211	$46	$(335)	$(177)	$(158)
Net Income (loss) attributable to non-controlling interest	—			—			25
Class B preferred accretion	—			—			(20)

Net income (loss) attributable to AMD common stockholders	$(43)		$77	$257		$46	$(330)		$(158)
Non-GAAP diluted earnings per share(4)			$0.11			$0.06			$(0.24)

	Six Months Ended
	June 26, 2010			June 27, 2009
	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	Foundry segment and Intersegment Eliminations (3)	AMD Non- GAAP
Net revenue	$3,227	—	$3,227	$2,361	$—	$2,361
Cost of sales	1,748	(69)	$1,817	1,409	(54)	1,463

Gross margin	1,479	69	1,410	952	54	898
Gross margin %	46%		44%	40%		38%
Research and development	694	—	694	869	258	611
Marketing, general and administrative	448	—	448	534	60	474
Amortization of acquired intangible assets	34	—	34	35	—	35
Restructuring charges (reversal)	(4)	—	(4)	61	—	61

Operating income (loss)	307	69	238	(547)	(264)	(283)
Interest income	6	—	6	9	—	9
Interest expense	(104)	—	(104)	(205)	(60)	(145)
Other income (expense), net	303	325	(22)	100	(44)	144

Income (loss) before equity in net income (loss) of investee and income taxes	512	394	118	(643)	(368)	(275)
Provision (benefit) for income taxes	(5)	—	(5)	106	126	(20)
Equity in net income (loss) of investee	$(303)	(303)	—	—	—	—

Net income (loss)	$214	$91	123	$(749)	$(494)	(255)
Net Income (loss) attributable to non-controlling interest	—			31
Class B preferred accretion	—			(28)

Net income (loss) attributable to AMD common stockholders	$214		$123	$(746)		$(255)
Non-GAAP diluted earnings per share(4)			$0.17			$(0.39)

(1)	From March 2, 2009 through December 26, 2009, the Company consolidated the operating results of GLOBALFOUNDRIES Inc. (GF). Starting in the first fiscal quarter of 2010 the Company began to account for its investment in GF under the equity method of accounting. The Company believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results, by excluding the results of operations of GF in the first and second fiscal quarter of 2010, and the six months ended 2010 and Foundry segment and Intersegment Eliminations in the second fiscal quarter of 2009 and six months ended June 27, 2009.
(2)	Starting in the first fiscal quarter of 2010, the Company began to account for its investment in GF under the equity method of accounting. From March 2, 2009 through December 26, 2009 the operating results of GF were included in the Foundry segment.
(3)	For the second fiscal quarter of 2010, the Company excluded Equity in net income (loss) of investee and for the first fiscal quarter of 2010, the Company further excluded the gain recognized on the fair value assessment of its investment in GF upon deconsolidation, and the gross margin benefit due to the deconsolidation of GF. For the second fiscal quarter of 2009 and the six months ended June 27, 2009, the Company excluded the Foundry segment and Intersegment Eliminations consisting of revenues, cost of sales, and profits on inventory between the Computing Solutions segment and the Foundry segment.
(4)	The outstanding diluted share amount for the non-GAAP diluted earnings per share calculation for the second fiscal quarter of 2010, the first fiscal quarter of 2010, and the six month period ended June 26, 2010 are 733 million shares, 730 million shares, and 732 million shares respectively. These share amounts exclude the 24 million shares related to the Company’s 5.75% convertible notes because the inclusion of these shares would be anti-dilutive.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Jun. 26, 2010	Mar. 27, 2010	Dec. 26, 2009*
Assets

Cash, cash equivalents and marketable securities	$1,896	$1,932	$2,676
Accounts receivable, net	725	675	745
Inventories, net	581	577	567
Deferred income taxes	—	—	9
Prepaid expenses and other current assets	111	147	278

Total current assets	3,313	3,331	4,275

Property, plant and equipment, net	755	789	3,809
Investment in GLOBALFOUNDRIES	148	270	—
Acquisition related intangible assets, net	64	81	98
Goodwill	323	323	323
Other assets	352	438	573

Total Assets	$4,955	$5,232	$9,078

Liabilities and Stockholders’ Equity

Current liabilities:
	$409	$434	$647
Accounts payable to GLOBALFOUNDRIES	213	182	—
Accrued liabilities	663	674	795
Deferred income on shipments to distributors	148	149	138
Other short-term obligations	159	154	171
Current portion of long-term debt and capital lease obligations	3	3	308
Other current liabilities	35	49	151

Total current liabilities	1,630	1,645	2,210

Deferred income taxes	1	1	197
Long-term debt and capital lease obligations, less current portion	2,418	2,601	4,252
Other long-term liabilities	154	189	695
Noncontrolling interest	—	—	1,076

Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Capital in excess of par value	6,562	6,548	6,524
Treasury stock, at cost	(99)	(99)	(98)
Retained earnings (deficit)	(5,725)	(5,682)	(5,939)
Accumulated other comprehensive income	7	22	154

Total stockholders’ equity	752	796	648

Total Liabilities and Stockholders’ Equity	$4,955	$5,232	$9,078

*	Includes the account balances of GF which were deconsolidated as of the beginning of the first quarter of 2010.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended	Six Months Ended
	June 26, 2010	June 26, 2010
Cash flows from operating activities:
Net income (loss)	$(43)	$214
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in net (income) loss of investee	120	303
Gain on deconsolidation of GLOBALFOUNDRIES	—	(325)
Depreciation and amortization	100	200
Compensation recognized under employee stock plans	23	43
Non-cash interest expense	9	17
Provision (benefit) for deferred income taxes	(11)	(11)
Amortization of foreign grant	(3)	(4)
Net (gain) on sale of marketable securities	(8)	(8)
Other	(6)	(2)
Changes in operating assets and liabilities (excludes the effects of deconsolidation):
Accounts receivable	(254)	(388)
Inventories	(4)	(93)
Prepaid expenses and other current assets	25	19
Other assets	1	14
Accounts payables to GLOBALFOUNDRIES	(32)	(63)
Income taxes payable	4	5
Accounts payables and accrued liabilities and other	(19)	4

Net cash provided by (used in) operating activities	(98)	(75)

Cash flows from investing activities:
Purchases of property, plant and equipment	(31)	(79)
Purchases of available-for-sale securities	(165)	(668)
Net cash impact of change in status of GLOBALFOUNDRIES from consolidated entity to unconsolidated investee	—	(904)
Proceeds from sale of property, plant and equipment	—	1
Proceeds from sale and maturity of available-for-sale securities	670	909
Proceeds from sale of trading securities	25	25
Other	17	17

Net cash provided by (used in) investing activities	516	(699)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance cost	224	423
Net proceeds from foreign grants and allowances	11	11
Proceeds from issuance of AMD common stock	4	7
Repayments of debt and capital lease obligations	(215)	(240)

Net cash provided by (used in) financing activities	24	201

Net increase (decrease) in cash and cash equivalents	442	(573)

Cash and cash equivalents at beginning of period	642	1,657

Cash and cash equivalents at end of period	$1,084	$1,084

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount and percentages)

	Quarter Ended			Six Months Ended
	June 26, 2010	March 27, 2010	June 27, 2009	June 26, 2010	June 27, 2009
Segment and Category Information

Computing Solutions(1)
Net revenue	$1,212	$1,160	$926	$2,372	$1,868
Operating income (loss)	$128	$146	$(67)	$274	$(101)

Graphics(2)
Net revenue	440	409	235	849	453
Operating income (loss)	33	47	(17)	80	(17)

All Other(3)
Net revenue	1	5	23	6	40
Operating income (loss)	(36)	(11)	(41)	(47)	(165)

Subtotal (excludes Foundry segment and Intersegment Eliminations)
Net revenue	1,653	1,574	1,184	3,227	2,361
Operating income (loss)	125	182	(125)	307	(283)

Foundry(4)
Net revenue	—	—	253	—	536
Operating income (loss)	—	—	(101)	—	(233)

Intersegment Eliminations(5)
Net revenue	—	—	(253)	—	(536)
Operating income (loss)	—	—	(23)	—	(31)
Total AMD
Net revenue	$1,653	$1,574	$1,184	$3,227	$2,361
Operating income (loss)	$125	$182	$(249)	$307	$(547)

Other Data

Depreciation and amortization (excluding amortization of acquired intangible assets)	$83	$83	$265	$166	$527
Capital additions	$31	$48	$112	$79	$196
Headcount (excludes Foundry segment)	10,649	10,365	10,366	10,649	10,366

AMD non-GAAP comparison*
Depreciation and amortization (excluding amortization of acquired intangible assets)	$83	$83	$103	$166	$208
Capital additions	$31	$48	$15	$79	$32
Adjusted EBITDA(6)	$244	$302	$14	$546	$113
Cash, cash equivalents and marketable securities(7)	$1,896	$1,932	$1,637	$1,896	$1,637
Adjusted free cash flow(8)	$76	$177	N/A	$76	N/A
Total assets(7)	$4,955	$5,232	$4,405	$4,955	$4,405
Long-term debt and capital lease obligations(7)	$2,421	$2,604	$3,703	$2,421	$3,703

*	2009 periods exclude Foundry segment and Intersegment Eliminations

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.
(3)	All Other category includes non-Foundry segment employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category is a gross margin benefit from the deconsolidation of GF, amortization of acquired intangible assets, restructuring charges and GF formation costs. The All Other category also includes the results of our Handheld business unit.
(4)	In 2009, Foundry segment included the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GF from March 2, 2009 to December 26, 2009. Starting with the first quarter of 2010, the Company began to account for its investment in GF under the equity method of accounting.
(5)	In 2009, Intersegment Eliminations represented eliminations in revenue and in cost of sales and profits on inventory between the Computing Solutions segment and the Foundry segment. For the quarter and six months ended June 27, 2009, intersegment eliminations of revenue was $253 million and $536 million, respectively. For the quarter and six months ended June 27, 2009, intersegment eliminations of cost of sales and profits on inventory was $230 million and $505 million, respectively.

(6) AMD reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended			Six Months Ended
	Q210	Q110	Q209	Q210	Q209
GAAP operating income (loss)	$125	$182	$(249)	$307	$(547)
Foundry segment and Intersegment Eliminations operating loss	—	—	124	$—	264
Depreciation and amortization	83	83	103	$166	208
Employee stock-based compensation expense	23	20	18	$43	35
Amortization of acquired intangible assets	17	17	17	$34	35
Restructuring charges (reversals)	(4)	—	1	$(4)	61
GF formation costs	—	—	—	$—	21

Adjusted EBITDA	$244	$302	$14	$546	$77

(7) Reconciliation of select balance sheet items

	Q209
	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt and capital lease obligations**
AMD GAAP	$2,514	$8,683	$5,532
Foundry segment and Intersegment Eliminations	(877)	(4,278)	(1,829)

AMD Non-GAAP	$1,637	$4,405	$3,703

(8) Non-GAAP adjusted free cash flow reconciliation***

	Q210	Q110
GAAP net cash provided by (used in) operating activities	$(98)	$23
Non-GAAP adjustment	205	202

Non-GAAP net cash provided by (used in) operating activities	107	225
Purchases of property, plant and equipment	(31)	(48)

Non-GAAP adjusted free Cash Flow	$76	$177

*	Starting with the quarter ended December 26, 2009, the Company presented “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company was determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the second quarter of 2010 and the six months ended June 26, 2010, the Company further included an adjustment for certain restructuring reversals. For the second fiscal quarter of 2009 and the six months ended June 27, 2009, the Company further included adjustments for the Foundry segment and Intersegment Eliminations operating loss, and for restructuring charges, and for the six months ended June 27, 2009, the Company further included an adjustment for GF formation costs. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Long-term debt and capital lease obligations also includes the current portion.
***	Starting in the first quarter of 2010, the Company presents non-GAAP adjusted free cash flow as a supplemental measure of its performance. In 2008 and 2009 the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries, (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sell to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under U.S. GAAP, the Company classifies funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds are classified as cash flows from financing activities. When a distributor pays the applicable IBM Party, the Company reduces the distributor’s accounts receivable and the corresponding debt resulting in a non-cash accounting entry. Because the Company does not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment is never reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount is then further adjusted by subtracting capital expenditures . Generally, under U.S. GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP Adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP Adjusted Free Cash Flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities.